Exhibit T3A-46

Entity# : 6523970
Date Filed : 03/10/2017
Pedro A. Cortés
PENNSYLVANIA DEPARTMENT OF STATE	Secretary of the Commonwealth
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

☐ Return document by mail to:
Lauren Quitmeyer			Certificate of Organization Domestic Limited Liability Company
Name
1801 Market Street. Suite 2300			DSCB 15-882l(rev. 2/2017)

Address
Philadelphia	PA	19103
City	State	Zip Code
☐ Return document by email to:			8821

        Read all instructions prior to completing. This form may be submitted online at https: //www.corporations.pa.gov/.

Fee: $125.00	☐ I qualify for a veteran/reservist-owned small business fee exemption (see instructions)

In compliance with the requirements of 15 Pa.C.S. § 8821 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1.	The name of the limited liability company ( designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation):
PA Health & Wellness LLC

2.	Complete part (a) or (b) - not both:

(a)	The address of the limited liability company’s initial registered office in this Commonwealth is:

(post office box alone is not acceptable)

1801 Market Street, Suite 2300	Philadelphia	PA	19103	Philadelphia
Number and Street	City	State	Zip	County

(b)	name of its commercial registered office provider and the county of venue is:

c/o:
Name of Commercial Registered Office Provider	County

3.	The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name	Address

Darren Weiss	1801 Market Street, Suite 2300, Philadelphia,
Philadelphia, PA, United States, 19103

4.	Effective date of Statement of Registration ( check, and if appropriate complete, one of the following):

☒ The Certification of organization shall be effective upon filing in the Dept of State.
☐ The Certification of organization shall be effective on:
at

	Date(MM/DD/YYYY)		Hour (if any)

PENN File: March 10, 2017

DSCB: 15-8821-2

5.	Restricted professional companies only.

Check the box if the limited liability company is organized to render a restricted professional service and check the type of restricted professional service(s).

☐	The company is a restricted professional company organized to render the following restricted professional service(s):

☐	Chiropractic
☐	Dentistry
☐	Law
☐	Medicine and surgery
☐	optometry
☐	Osteopathic medicine and surgery
☐	Podiatric medicine
☐	Public accounting
☐	Psychology
☐	Veterinary medicine

6.	Benefit companies only.

Check the box immediately below if the limited liability company is organized as a benefit company:

☐ This limited liability company shall have the purpose of creating general public benefit

Optional specific public benefit purpose. Check the box immediately below if the benefit company is organized to have one or more specific public benefits and supply the specific public benefit(s).
See instructions for examples of specific public benefit.
☐ This limited liability company shall have the purpose of creating the enumerated specific public benefit(s):

7.	For additional provisions of the certificate, if any, attach an 8½ x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 10 day of March, 2017.

Darren Weiss
Signature